Exhibit 5.1

Holland & Knight

515 East Las Olas Boulevard, Suite 1200 I Fort Lauderdale, FL 33301 I T 954.525.1000 I F 954.463.2030
Holland & Knight LLP I www.hklaw.com

July 28, 2011

PositivelD Corporation
1690 South Congress Avenue Suite 200
Delray Beach, FL 33445

Ladies and Gentlemen:

We have acted as special counsel to PositivelD Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 6,443,299 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the "Registration Statement") and the related Prospectus and Prospectus Supplement (together with the Prospectus, the "Prospectus  Supplement") filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Act. The Shares are to be sold to Ironridge Global Technology, a division of Ironridge Global IV, Ltd. (the "Purchaser") pursuant to a notice under the Common Stock Purchase Agreement (the "Purchase Agreement"), between the Company and the Purchaser dated July 27, 2011. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In so acting, we have examined such documents, including the Registration Statement, the Prospectus Supplement, the Purchase Agreement, the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws, as amended, of the Company and certain resolutions of the Board of Directors of the Company relating to the registration of the Shares and related matters as we have considered necessary and appropriate for the purposes of the opinions set forth below.

In addition, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of opinion that the Shares have been duly authorized and, assuming no change in relevant facts, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes, all Delaware court decisions and all provisions of the Delaware constitution that affect the interpretation of the General Corporation Law and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

HOLLAND & KNIGHT LLP

/s/ HOLLAND & KNIGHT LLP